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             [LETTERHEAD OF ANDERSON ASSOCIATES, LLP APPEARS HERE]


                                                                    Exhibit 23.2

                                    CONSENT


     We consent to the use in Baltimore County Savings Bank, F.S.B.'s amended Form MHC-1, Form MHC-2 and application H-(e)1 and the registration statement on Form SB-2 of our report on the financial statements of Baltimore County Savings Bank, F.S.B., included therein and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/ ANDERSON ASSOCIATES, LLP
ANDERSON ASSOCIATES, LLP

April 6, 1998
Baltimore, Maryland